                                                                     EXHIBIT 4.3

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                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.




                         -----------------------------

                                 NOTE AGREEMENT

                         -----------------------------




                         DATED AS OF SEPTEMBER 17, 1998




       US$25,188,452 15% SENIOR SUBORDINATED NOTES DUE SEPTEMBER 15, 2006


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                                TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)

                                                                                                              PAGE
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
1.   PAYMENTS...............................................................................................    1
     1.1      Interest Payments.............................................................................    1
     1.2      Maximum Accrual Payment.......................................................................    2
     1.3      Scheduled Principal Payments..................................................................    2
     1.4      Optional Principal Payments...................................................................    3
     1.5      Offer to Pay Upon Change in Control...........................................................    4
     1.6      Offer to Pay on First Catch-Up Date...........................................................    6
     1.7      Application of Payments; Payments Among Noteholders...........................................    7
     1.8      Notation of Notes on Payment..................................................................    8
     1.9      No Other Payments of Principal; Acquisition of Notes..........................................    8
     1.10     Manner of Payments............................................................................    9

2.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................................    9
     2.1      Registration of Notes.........................................................................    9
     2.2      Exchange of Notes.............................................................................   10
     2.3      Replacement of Notes..........................................................................   10
     2.4      Issuance Taxes................................................................................   11

3.   GENERAL COVENANTS......................................................................................   11
     3.1      Payment of Taxes and Claims...................................................................   11
     3.2      Maintenance of Properties; Corporate Existence; etc...........................................   11
     3.3      Payment of Notes and Maintenance of Office....................................................   12
     3.4      Pension Plans.................................................................................   12
     3.5      Year 2000 Compliance..........................................................................   13

4.   NEGATIVE COVENANTS.....................................................................................   13
     4.1      Mergers and Consolidations....................................................................   13
     4.2      Restricted Payments...........................................................................   14
     4.3      Incurrence of Debt............................................................................   15
     4.4      Transactions with Affiliates..................................................................   16
     4.5      Restrictive Agreements........................................................................   17
     4.6      Private Offering..............................................................................   17
     4.7      Seniority to Junior Subordinated Debt.........................................................   17

5.   REPORTING COVENANTS....................................................................................   17
     5.1      Financial and Business Information............................................................   17
     5.2      Officer's Certificates........................................................................   21
     5.3      Accountants' Certificates.....................................................................   21
     5.4      Inspection....................................................................................   21

6.   EVENTS OF DEFAULT......................................................................................   22
     6.1      Events of Default.............................................................................   22
     6.2      Default Remedies..............................................................................   24


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                          TABLE OF CONTENTS (CONTINUED)
                             (NOT PART OF AGREEMENT)

                                                                                                              PAGE
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
     6.3      Annulment of Acceleration of Notes............................................................   26

7.   SUBORDINATION..........................................................................................   26
     7.1      General.......................................................................................   26
     7.2      Insolvency....................................................................................   26
     7.3      Proofs of Claim...............................................................................   27
     7.4      Payment Default in Respect of Senior Debt.....................................................   27
     7.5      Specified Nonpayment Default in Respect of Senior Debt........................................   28
     7.6      Turnover of Payments..........................................................................   29
     7.7      Subordination Unaffected by Certain Events....................................................   30
     7.8      Waiver and Consent............................................................................   30
     7.9      Reinstatement of Subordination................................................................   30
     7.10     Obligations Not Impaired......................................................................   31
     7.11     Payment of Senior Debt; Subrogation...........................................................   31
     7.12     Reliance of Holders of Senior Debt............................................................   31
     7.13     Identity of Holders of Senior Debt............................................................   32
     7.14     Amendments to Senior Credit Facility..........................................................   32

8.   TAX INDEMNIFICATION; CURRENCY OF PAYMENT; USURY SAVINGS................................................   32
     8.1      Tax Indemnification...........................................................................   32
     8.2      Currency of Payment...........................................................................   35
     8.3      General Interest Provisions...................................................................   36

9.   INTERPRETATION OF THIS AGREEMENT.......................................................................   37
     9.1      Terms Defined.................................................................................   37
     9.2      Accounting Principles.........................................................................   55
     9.3      Directly or Indirectly........................................................................   55
     9.4      Section Headings and Table of Contents and Construction.......................................   55
     9.5      Governing Law.................................................................................   56

10.  MISCELLANEOUS..........................................................................................   56
     10.1     Communications................................................................................   56
     10.2     Reproduction of Documents.....................................................................   57
     10.3     Survival; Entire Agreement....................................................................   57
     10.4     Successors and Assigns........................................................................   57
     10.5     Amendment and Waiver..........................................................................   58
     10.6     Expenses......................................................................................   59
     10.7     Waiver of Jury Trial; Consent to Jurisdiction; Etc............................................   60
     10.8     Indemnification of Each Holder of the Notes...................................................   61
     10.9     Execution in Counterpart......................................................................   62


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
                          TABLE OF CONTENTS (CONTINUED)
                             (NOT PART OF AGREEMENT)

                                                                            PAGE
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Annex 1       --    Address of Purchasers; Payment Instructions
Annex 2       --    Address of Company

Attachment A  --    Form of Note


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
                                 NOTE AGREEMENT


         NOTE AGREEMENT, dated as of September 17, 1998, among MIAMI CRUISELINE SERVICES HOLDINGS II B.V., a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam (together with its successors and assigns, the "COMPANY"), and NEW YORK LIFE INSURANCE COMPANY, AMERICAN HOME ASSURANCE COMPANY and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (each, together with its successors and assigns, a "PURCHASER" and collectively, the "PURCHASERS").

                                    RECITALS

         WHEREAS, pursuant to the Debt Securities Purchase Agreements, the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, Twenty-Five Million One Hundred Eighty-Eight Thousand Four Hundred Fifty-Two United States Dollars (US$25,188,452) in aggregate principal amount of the Notes; and

         WHEREAS, the Company and the Purchasers wish to enter into this Agreement to govern the terms of the Notes;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.       PAYMENTS

         1.1      INTEREST PAYMENTS.

         Interest payable on each Note shall be computed on the basis of a 360-day year of twelve 30-day months on the unpaid principal balance thereof from the date of such Note at the rate of fifteen percent (15%) per annum (the "CONTRACT RATE"), and shall be payable, in arrears, semiannually on the fifteenth day of March and September in each year, commencing with the March 15 or September 15 next succeeding the date thereof, until the principal thereof shall have become due and payable, and interest shall be payable on demand on any overdue principal (including any overdue partial payment of principal) and overdue Prepayment Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at the Default Rate; provided, that on any semiannual interest payment date commencing on March 15, 1999 through and including September 15, 2001 (each such interest payment date is referred to herein as a "CAPITALIZED INTEREST PAYMENT DATE"), so long as the principal amount of any of the Notes shall not have become due and payable at such time, the Company may satisfy its obligation to pay interest at the Contract Rate for the semiannual period ending on a Capitalized Interest Payment Date by:


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                  (a) paying on such Capitalized Interest Payment Date, in cash, none, any part or all of the interest accrued on the principal amount of such Note for such semiannual period at the Contract Rate; and

                  (b) capitalizing on such Capitalized Interest Payment Date the portion of such interest not paid in cash pursuant to the immediately preceding clause (a) (all such accrued interest capitalized from time to time is referred to herein as "CAPITALIZED INTEREST") by adding such Capitalized Interest to the principal amount of such Note.

Capitalized Interest on any Note shall be deemed for all purposes to be principal of such Note, whether or not such Note is marked to indicate the addition of such Capitalized Interest to the principal amount thereof pursuant to Section 1.8. Interest shall begin to accrue on Capitalized Interest beginning on and including the interest payment date on which such Capitalized Interest is added to the principal amount of the related Note, and such interest shall accrue and be paid, together with the interest on the remaining principal amount of the Note, in accordance with this Section 1.1. The Company shall provide to each holder of Notes prompt written notice of any such payment of interest in cash and/or capitalization of interest, in accordance with the notice provisions of Section 10.1.

         1.2      MAXIMUM ACCRUAL PAYMENT.

         Notwithstanding Section 1.1(b), if the aggregate amount of accrued and unpaid interest (including Capitalized Interest) and all unpaid original issue discount on any interest payment date following the fifth anniversary of the issuance of the Notes (the first such date, being March 15, 2004, is referred to herein as the "FIRST CATCH-UP DATE") would, but for this provision, exceed an amount equal to the product of:

                  (a) the issue price (as defined in sections 1273(b) and 1274(a) of the IRC) of the Notes; and

                  (b) the yield to maturity (interpreted in accordance with section 163(i) of the IRC) of the Notes (such product, the "MAXIMUM ACCRUAL");

then all accrued and unpaid interest (including, if necessary, Capitalized Interest) and original issue discount on the Notes in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Company to the holders of the Notes on such interest payment date.

         1.3      SCHEDULED PRINCIPAL PAYMENTS.

         On September 15, 2005, the Company shall pay, and there shall become due and payable, an amount equal to fifty percent (50%) of the then remaining principal amount of the Notes (including Capitalized Interest, if any) remaining outstanding at such time, at one hundred percent (100%) of the principal amount paid, together with interest accrued and unpaid thereon to the date of payment. The entire principal of the Notes remaining outstanding on September 15, 2006, together with interest accrued thereon, shall become due and payable on such date. The payment required to be made on September 15, 2005 and the payment required to be made at maturity on September 15, 2006 are each hereinafter referred to as a "REQUIRED PRINCIPAL PAYMENT."


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
         1.4      OPTIONAL PRINCIPAL PAYMENTS.

                  (a) OPTIONAL PRINCIPAL PAYMENTS ON OR AFTER THIRD ANNIVERSARY. In addition to prepayments made pursuant to Section 1.4(b), at any time on or after the third anniversary of the Closing Date, the Company may pay the principal of the Notes, in whole or in part, in an amount not less than the Minimum Note Denomination (or, if the aggregate outstanding principal amount of the Notes is less than the Minimum Note Denomination at such time, then such principal amount), together with interest on such principal amount then being paid accrued to the payment date, and the Prepayment Compensation Amount determined with respect to the principal being so paid.

                  (b) OPTIONAL PRINCIPAL PAYMENT IN CONNECTION WITH QUALIFIED EXIT. In addition to prepayments made pursuant to Section 1.4(a), at any time prior to the third anniversary of the Closing Date and within thirty (30) days after the consummation of a Qualified Exit, the Company may prepay the principal of the Notes, in whole or in part, in an amount not less than the Minimum Note Denomination (or, if the aggregate outstanding principal amount of the Notes is less than the Minimum Note Denomination at such time, then such principal amount), together with interest on such principal amount then being paid accrued to the payment date, and the Prepayment Compensation Amount determined with respect to the principal being so paid.

                  (c) NOTICE OF OPTIONAL PRINCIPAL PAYMENT. The Company will give notice of any optional payment of the Notes made pursuant to this
         Section 1.4 to each holder of the Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for payment (provided that the Company shall promptly update and amend such notice with respect to the payment date in the case of payments made pursuant to Section 1.4(b), specifying:

                           (i) such date;

                           (ii) the Section under which the payment is to be
                  made;

                           (iii) the principal amount of each Note to be paid on
                  such date;

                           (iv) the interest to be paid on each such Note,
                  accrued to the date fixed for payment; and

                           (v) the Prepayment Compensation Amount (or, if any
                  Standard Prepayment Compensation Amount shall be payable, an estimate thereof), if any, due in connection with such payment.

         Such notice shall

                           (A) certify all facts that are conditions precedent
                  to any such payment, and

                           (B) in the case where such payment is to be made
                  pursuant to Section 1.4(b), set forth a detailed description of the terms of such Qualified Exit and, if


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
                  any Standard Prepayment Compensation Amount shall be payable as a result thereof, a detailed calculation of the estimate thereof.

         In the event that any Standard Prepayment Compensation shall be payable as a result of such prepayment, the Company shall deliver a detailed calculation of the actual Prepayment Compensation Amount one (1) Business Day prior to the date of such prepayment.

                  (d) PAYMENT OF NOTES. Notice of payment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Prepayment Compensation Amount and accrued interest thereon shall become due and payable on the specified payment date; provided, however, that in the case where such payment is to be made pursuant to Section 1.4(b), such payment shall not be due and payable on such date if

                           (I) the Company shall fail to consummate such
                  Qualified Exit, or such transaction shall be consummated but shall fail to meet the definition of a Qualified Exit; and

                           (II) the Company shall have delivered a certificate
                  to the holders of the Notes, on or prior to the Business Day immediately preceding such specified payment date, certifying that the condition set forth in the immediately preceding clause (I) has been satisfied, together with an explanation thereof.

         1.5      OFFER TO PAY UPON CHANGE IN CONTROL.

                  (a) NOTICE OF CHANGE IN CONTROL NOTICE EVENT. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Senior Officer (including, without limitation, via the receipt of notice of a Change in Control Notice Event from any holder of Notes), the Company will, within five (5) Business Days after the occurrence of such event, give notice of such Change in Control Notice Event to each holder of Notes. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) refer to this Section 1.5; and

                           (iv) specify, in reasonable detail, the nature and
                  date of the Change in Control Notice Event.

                  (b) OFFER IN RESPECT OF A CHANGE IN CONTROL. In the event of a Change in Control, the Company, within five (5) Business Days after the occurrence of such event (or, in the case of any Change in Control the consummation or finalization of which would involve any action of the Company or the Parent, at least twenty (20) days prior to such Change in Control), will give notice of such Change in Control to each holder of Notes. Such notice shall contain an irrevocable separate offer to each holder of Notes to


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         repurchase all, but not less than all, of the Notes held by such holder on a date (the "CHANGE IN CONTROL PAYMENT DATE") specified in such notice that is not less than twenty (20) days and not more than thirty
         (30) days after the date of such notice, at a purchase price equal to one hundred one percent (101%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the Change in Control Payment Date. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) specify, in reasonable detail, the nature and
                  date of the Change in Control;

                           (iv) specify the Change in Control Payment Date;

                           (v) specify the principal amount of each Note
                  outstanding;

                           (vi) specify the interest that would be due on each
                  Note offered to be paid, accrued to the Change in Control Payment Date; and

                           (vii) specify that the Notes shall be prepaid at a
                  purchase price equal to one hundred one percent (101%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the Change in Control Payment Date.

         If the Company shall not have received a written response to such notice from any holder of Notes within ten (10) Business Days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second notice to each such holder of Notes.

                  (c) ACCEPTANCE, REJECTION. Each holder of Notes shall have the option to accept or reject such offered payment. In order to accept such offered payment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least five (5) days prior to the Change in Control Payment Date. A failure to accept in writing such written offer of payment as provided in this Section 1.5(c), or a written rejection of such offered prepayment, shall be deemed to constitute a rejection of such offer.

                  (d) PAYMENT. The offered payment shall be made at one hundred one percent (101%) of the principal amount of the Notes to be prepaid, together with interest accrued to and determined as of the Change in Control Payment Date.

                  (e) EFFECT OF OPTIONAL PRINCIPAL PAYMENT. In the event that, in connection with any transaction which would result in a Change in Control, the Company duly shall have exercised its rights pursuant to
         Section 1.4 with respect to:


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                           (i) all of the Notes prior to the date upon which it
                  is required to make the offer pursuant to Section 1.5(b), the Company shall not be required to comply with this Section 1.5; and

                           (ii) less than all of the Notes prior to the date
                  upon which it is required to make the offer pursuant to
                  Section 1.5(b), the Company shall be required to comply with this Section 1.5 with respect to that portion of the Notes with respect to which it has not exercised its rights pursuant to Section 1.4.

         1.6      OFFER TO PAY ON FIRST CATCH-UP DATE.

                  (a) OFFER ON FIRST CATCH-UP DATE. The Company will, at least twenty (20) days, but not more than thirty (30) days, prior to the First Catch-Up Date, give notice of the First Catch-Up Date to each holder of Notes. Such notice shall contain an irrevocable separate offer to each holder of Notes to repurchase, on the First Catch-Up Date, Notes held by such holder in a principal amount equal to the product of Ten Million Dollars ($10,000,000) multiplied by such holder's Pro Rata Share at a purchase price equal to one hundred five and twenty-five one-hundredths percent (105.25%) of the aggregate principal amount so repurchased together with all interest accrued and unpaid on such principal amount to the First Catch-Up Date. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) specify the First Catch-Up Date, namely, March
                  15, 2004;

                           (iv) specify the principal amount of each Note
                  outstanding;

                           (v) specify the interest that would be due on each
                  Note offered to be paid, accrued to the First Catch-Up Date;
                  and

                           (vi) specify that the Notes shall be prepaid at a
                  purchase price equal to one hundred five and twenty-five one-hundredths percent (105.25%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the First Catch-Up Date.

         If the Company shall not have received a written response to such notice from any holder of Notes within ten (10) Business Days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second notice to each such holder of Notes.

                  (b) ACCEPTANCE, REJECTION. A holder of Notes shall have the option to accept or reject the offer to prepay made pursuant to this
         Section 1.6 by causing a notice of such acceptance or rejection to be delivered to the Company at least five (5) days prior to the First Catch-Up Date. A failure by a holder to respond to the offer to prepay made


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
         pursuant to Section 1.6(a) within five (5) days prior to the First Catch-Up Date shall be deemed to constitute a rejection of such offer by such holder.

                  (c) PAYMENT. The offered payment shall be made at one hundred five and twenty-five one-hundredths percent (105.25%) of the principal amount of the Notes to be prepaid, together with interest accrued to and determined as of the First Catch-Up Date.

                  (d) EFFECT OF OPTIONAL PRINCIPAL PAYMENT. In the event that, in connection with the First Catch-Up Date, the Company duly shall have exercised its rights pursuant to Section 1.4 with respect to:

                           (i) all of the Notes prior to the date upon which it
                  is required to make the offer pursuant to Section 1.6(a), the Company shall not be required to comply with this Section 1.6; and

                           (ii) less than all of the Notes prior to the date
                  upon which it is required to make the offer pursuant to
                  Section 1.6(a), the Company shall be required to comply with this Section 1.6 with respect to that portion of the Notes with respect to which it has not exercised its rights pursuant to Section 1.4.

         1.7      APPLICATION OF PAYMENTS; PAYMENTS AMONG NOTEHOLDERS.

                  (a) EFFECT OF OPTIONAL PARTIAL PAYMENTS ON REQUIRED PAYMENTS. Each payment of principal of any Notes made pursuant to Section 1.4 shall be applied, with respect to any Note being prepaid:

                           (i) first, to Capitalized Interest remaining unpaid
                  at such time; and

                           (ii) second, after payment in full of all unpaid
                  Capitalized Interest in respect of such Note, to reduce the then remaining Required Principal Payments with respect to such Note in inverse order of the maturities thereof.

                  (b) EFFECT OF OTHER PARTIAL PAYMENTS ON REQUIRED PAYMENTS. Each payment of principal of any Notes made pursuant to Section 1.5 or
         Section 1.6 shall be applied, with respect to any Note being prepaid:

                           (i) first, to Capitalized Interest remaining unpaid
                  at such time; and

                           (ii) second, after payment in full of all unpaid
                  Capitalized Interest in respect of such Note, to reduce each of the then remaining Required Principal Payments due with respect to such Note ratably.

                  (c) APPLICATION AMONG NOTEHOLDERS. If at the time that any payment of interest by the Company is made pursuant to the provisions of Section 1.1 there is more than one Note outstanding, each of the aggregate amount of the interest payment made in cash and the aggregate amount of interest capitalized pursuant to Section 1.1 shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes, such that the proportion of the


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
         individual interest payments in respect of each Note on the date such interest is paid which is paid in cash is identical. If at the time any payment of the principal of the Notes made pursuant to Section 1.3 or
         Section 1.4 is due there is more than one Note outstanding, the aggregate principal amount of each such required or optional partial payment of the Notes shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes. If, at the time any payment of the principal of the Notes made pursuant to Section 1.5 or Section 1.6 is due there is more than one Note outstanding, the aggregate principal amount of each such payment of the Notes shall be allocated solely to the Note or Notes so being paid.

         1.8      NOTATION OF NOTES ON PAYMENT.

         Upon:

                  (a) any partial payment of a Note; or

                  (b) any Capitalized Interest being added to the principal amount of any Note pursuant to Section 1.1;

the holder of such Note may (but shall not be required to), at its option:

                           (i) surrender such Note to the Company pursuant to
                  Section 2.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

                           (ii) make such Note available to the Company for
                  notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of Capitalized Interest; or

                           (iii) mark such Note with a notation thereon of the
                  portion of the principal so paid or so added to the principal amount thereof in respect of Capitalized Interest.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

         1.9      NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.

         Except for payments of principal made in accordance with this Section 1, the Company may not make any payment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

         1.10     MANNER OF PAYMENTS.

                  (a) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder (and as to which (absent subsequent notice from such holder pursuant to this Section 1.10(a)) the Company may conclusively rely). Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchasers to the Company with respect to payments to be made to the Purchasers as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to
         Section 2.1.

                  (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to 12:00 noon (local time of such bank), or, if such payment becomes available after 12:00 noon on such Business Day, such payment shall be deemed to have been received on the next Business Day.

2.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         2.1      REGISTRATION OF NOTES.

         The Company will keep at its office, maintained pursuant to Section 3.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

         2.2      EXCHANGE OF NOTES.

                  (a) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company maintained pursuant to Section 3.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 2.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request, shall be substantially in the form of Attachment A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than the Minimum Note Denomination, provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

                  (b) COSTS. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

         2.3      REPLACEMENT OF NOTES.

         Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Note is a Purchaser, an institutional investor or a nominee either, the unsecured agreement of indemnity of such Purchaser or institutional investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

                  (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         2.4      ISSUANCE TAXES.

         The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

3.       GENERAL COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         3.1      PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property;

provided, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto.

         3.2      MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

         The Company will, and will cause each Subsidiary to:

                  (a) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that this Section 3.2(a) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

                  (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                  (c) FINANCIAL RECORDS -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

                  (d) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 4.1;

                  (e) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any Environmental Protection Law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (f) ENVIRONMENTAL LIABILITIES -- conduct its business so as not to become subject to any liability under any Environmental Protection Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         3.3      PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Prepayment Compensation Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section
10.1 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

         3.4      PENSION PLANS.

                  (a) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Plan, comply with all applicable provisions of ERISA and the IRC, if and to the extent applicable, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                           (i) engage in any "prohibited transaction" (as such
                  term is defined in section 406 of ERISA or section 4975 of the
                  IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                           (ii) incur with respect to any Plan any "accumulated
                  funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                           (iii) terminate any Plan in a manner that could
                  result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                           (iv) fail to make any payment required by section 515
                  of ERISA;

                           (v) incur any withdrawal liability under Title IV of
                  ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

                           (vi) incur any liability or suffer the existence of
                  any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

         if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

                  (c) FOREIGN PENSION PLANS. The Company will, and will cause each Subsidiary to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         3.5      YEAR 2000 COMPLIANCE.

         The Company and the Subsidiaries' internal computing systems will be Year 2000 Compliant in a timely manner and the advent of the year 2000 and its impact on such computer systems shall not have a Material Adverse Effect.

4.       NEGATIVE COVENANTS

         4.1      MERGERS AND CONSOLIDATIONS.

         The Company will not merge with or into or consolidate with any other Person, permit any other Person to merge or consolidate with or into it or Transfer all or substantially all of its Property to any other Person; provided, however, that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation or Transfer of all or substantially all of the Property of the Company to any other Person if:

                  (a) the corporation that results from such merger or consolidation or to which all or substantially all of the Property of the Company is Transferred (the "SURVIVING CORPORATION") is organized under the laws of The Netherlands, the United States of America or any jurisdiction or jurisdictions thereof, and conducts substantially all of its business and has substantially all of its Properties within the United States of America;

                  (b) the due and punctual payment of the principal of and Prepayment Compensation Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and each other Financing Document to be performed or observed by the Company, are expressly assumed by the Surviving Corporation pursuant to such assumption agreements and instruments in such forms as shall be approved reasonably by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms (subject to customary and usual exceptions and assumptions);

                  (c) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist; and

                  (d) immediately after giving effect to such transaction, the Surviving Corporation would be permitted by the provisions of Section 4.3(h) to incur at least One Dollar ($1.00) of additional Debt owing to a Person other than a Subsidiary of the Surviving Corporation.

Notwithstanding the foregoing, a Subsidiary may merge into the Company so long as the Company is the Surviving Corporation.

         4.2      RESTRICTED PAYMENTS.

         The Company will not, nor will it permit any Subsidiary to, at any time, declare or make or incur any liability to declare or make any Restricted Payment, except that:

                  (a) on the fifteenth day of March next following the fifth anniversary of the issuance of the Viad Note, if

                           (i) the aggregate amount of accrued and unpaid
                  interest (including capitalized interest) and all unpaid original issue discount on the Viad Note will (but for this provision), on any interest payment date exceed an amount equal to the product of:

                                    (A) the issue price (as defined in sections
                           1273(b) and 1274(a) of the IRC) of the Viad Note; and

                                    (B) the yield to maturity (interpreted in
                           accordance with section 163(i) of the IRC) of the Viad Note;

                  and

                           (ii) no Default or Event of Default shall then exist;

         then all accrued and unpaid interest (including, if necessary, capitalized interest) and original issue discount on the Viad Note in excess of such amount may be paid in cash by the Company to the holder of the Viad Note on such date;

                  (b) on each interest payment date following March 15, 2004, if no Default or Event of Default shall exist or would result therefrom, the Company may pay accrued and unpaid cash interest on the Viad Note on a current basis at the contract rate in effect on the Closing Date;

                  (c) the Subsidiaries shall be permitted to distribute amounts to the Company to enable the Company to pay, to each holder of Specified Parent Stock, the cash purchase price for the Specified Parent Stock held by such holder, in accordance with terms of the Put Rights Agreement; and

                  (d) the Company and the Subsidiaries may declare and pay such other dividends and make such other payments and distributions as are permitted pursuant to the provisions of Section 6.06 of the Senior Credit Agreement, as in effect on the Closing Date (including, without limitation, payments of principal and interest on intercompany notes).

         4.3      INCURRENCE OF DEBT.

         The Company will not, and will not permit any Subsidiary to, incur, create or assume any Debt, other than:

                  (a) Debt existing on the Closing Date and set forth in PART
         2.2 OF ANNEX 3 of the Debt Securities Purchase Agreement, but not any extensions, renewals or replacements of such Debt;

                  (b) Debt arising under this Agreement and the Notes and the related intercompany notes;

                  (c) Senior Debt and related intercompany notes; provided that the aggregate principal amount of all Senior Debt shall not at any time exceed the Maximum Senior Debt Amount;

                  (d) the Viad Note and related intercompany notes;

                  (e) the Put Obligation;

                  (f) Debt in respect of performance bonds, bid bonds, surety bonds and similar obligations and trade letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (g) Debt of a Subsidiary owing to the Company or another Subsidiary; and

                  (h) other Debt, in addition to that permitted by clauses (a) through (g) above, consisting of either:

                           (i) obligations under Capital Leases incurred in the
                  ordinary course of business after the Closing Date; or

                           (ii) any other Debt not secured by any Lien;

         provided that, immediately after giving effect to the incurrence of any such other Debt, the Leverage Ratio (as defined in the Senior Credit Agreement) would not be in excess of 5.00 to 1.00.

         4.4      TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that the Company and the Subsidiaries shall be permitted to:

                  (a) pay fees and expenses in connection with the closing of the Acquisitions (as defined in the Debt Securities Purchase Agreements) and the other transactions involving the Company contemplated by the Financing Documents;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing, pay management fees to the Parent in an aggregate amount not to exceed Four Hundred Forty Thousand Dollars ($440,000) in any fiscal year of HoldCo-III;

                  (c) so long as no Default or Event of Default shall have occurred and be continuing, pay a one percent (1%) fee to Berkshire in consideration of the arrangement of any future debt or equity financing or refinancing for the Company, provided that no such fee shall be paid prior to the closing of any such financing; and

                  (d) make loans and advances to employees

                           (i) for moving, entertainment, travel and similar
                  expenses in the ordinary course of business,

                           (ii) to refinance existing Debt of such employees
                  incurred to purchase stock of the Parent, and

                           (iii) to purchase stock of the Parent,

         not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any time outstanding.

         4.5      RESTRICTIVE AGREEMENTS.

         The Company will not, and will not permit any Subsidiary to, enter into any contract or agreement that restricts, directly or indirectly, the right or ability of any Subsidiary to:

                  (a) declare, make or pay any dividend or distribution in respect of its Capital Stock to the Company; or

                  (b) make or repay any loans or advances to the Company or another Subsidiary other than, in the case of the Senior Credit Agreement or another Acceptable Credit Facility, pursuant to restrictions no more onerous than those contained in the Senior Credit Agreement as in effect on the date hereof.

         4.6      PRIVATE OFFERING.

         The Company will not, and will not permit any Subsidiary, Affiliate or other Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

         4.7      SENIORITY TO JUNIOR SUBORDINATED DEBT.

         The Company will not incur, assume or Guaranty any Debt which is subordinated in right of payment to any other Debt of the Company unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement on terms reasonably acceptable to the Required Holders in their discretion. The Company will not incur or create any Debt in favor of an Affiliate (other than Debt in favor of the Company) unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement on terms reasonably acceptable to the Required Holders in their discretion.

5.       REPORTING COVENANTS

         5.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes:

                  (a) MONTHLY FINANCIAL STATEMENTS -- as soon as practicable after the end of each of the first two calendar months in each fiscal quarter of the Company, and in any event within thirty (30) days thereafter:

                           (i) a consolidated balance sheet as at the end of
                  such month; and

                           (ii) consolidated statements of income, stockholders'
                  equity and cash flows for such month and the then-elapsed portion of the fiscal year of the Company;

         for the Company and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to normal year-end adjustments, and certified as complete and correct by a Senior Financial Officer;

                  (b) QUARTERLY FINANCIAL STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

                           (i) a consolidated balance sheet as at the end of
                  such quarter; and

                           (ii) consolidated statements of income, stockholders'
                  equity and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

         for the Company and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 5.2;

                  (c) ANNUAL FINANCIAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter:

                           (i) a consolidated balance sheet as at the end of
                  such year; and

                           (ii) consolidated statements of income, stockholders'
                  equity and cash flows for such year;

         for the Company and the Subsidiaries, setting forth, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                           (A) an audit report thereon of independent certified
                  public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; and

                           (B) the certificates required by Section 5.2 and
                  Section 5.3;

                  (d) SEC AND OTHER REPORTS -- promptly upon their becoming available, and in any event within fifteen (15) days thereafter:

                           (i) each financial statement, report, notice or proxy
                  statement sent by the Company or the Parent to stockholders generally;

                           (ii) each regular or periodic report and any
                  registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; and

                           (iii) all press releases and other statements made
                  available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or the Subsidiaries;

                  (e)      NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within two
         (2) Business Days of becoming aware:

                           (i) of the existence of any condition or event which
                  constitutes a Default or an Event of Default; or

                           (ii) that the holder of any Note, or of any Debt,
                  shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

         a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

                  (f)      ERISA --

                           (i) within two (2) Business Days of becoming aware of
                  the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the DOL or the PBGC with respect thereto; and

                           (ii) prompt notice of and, where applicable, a
                  description of:

                                    (A) any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                                    (B) the placement of any Multiemployer Plan
                           in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title

                           IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                                    (C) the occurrence of any event, transaction
                           or condition that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

         provided, however, that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events at such time could not reasonably be expected to have a Material Adverse Effect;

                  (g) AUDITOR'S REPORTS -- promptly upon receipt thereof, a copy of each report or management letter submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

                  (h) ACTIONS, PROCEEDINGS -- promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (i) ACCEPTABLE CREDIT FACILITIES -- promptly after execution thereof, a copy of each Acceptable Credit Facility entered into by the Company, HoldCo-III and the Senior Lenders or any other holder of Senior Debt and each amendment, modification or waiver entered into by the Company, HoldCo-III and the Senior Agent and/or the Senior Lenders or any other holder of Senior Debt with respect to any Acceptable Credit Facility;

                  (j) ANNUAL BUDGET -- prior to January 31 of each fiscal year, a copy of the budget for the Company's consolidated balance sheet and related statements of income and cash flows for each quarter of such fiscal year;

                  (k) OTHER CREDITORS -- promptly upon the reasonable request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

                  (l) RULE 144A -- promptly upon the request of any holder of Notes, information required to permit the holder to comply with 17 C.F.R. Section 230.144A, as amended from time to time, in connection with a transfer of any Note; and

                  (m) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation, any information required to determine whether the Company and the Subsidiaries are or will be Year 2000 Compliant.

         5.2      OFFICER'S CERTIFICATES.

         Each set of financial statements delivered to each holder of Notes pursuant to Section 5.1(b) or Section 5.1(c) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

                  (a) COVENANT COMPLIANCE -- the financial information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 4 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         5.3      ACCOUNTANTS' CERTIFICATES.

         Each set of annual financial statements delivered pursuant to Section 5.1(c) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         5.4      INSPECTION.

         The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of the Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. At all times during which there exists a Default or Event of Default, expenses incurred by the holders of the Notes in connection with this Section 5.4 shall be paid in accordance with
Section 10.6.

6.       EVENTS OF DEFAULT

         6.1      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a)      PAYMENTS ON NOTES --

                           (i) PRINCIPAL OR PREPAYMENT COMPENSATION AMOUNT
                  PAYMENTS -- the Company fails to make any payment of principal or Prepayment Compensation Amount on any Note on or before the date such payment is due; or

                           (ii) INTEREST PAYMENTS -- the Company fails to make
                  any payment of interest on any Note on or before five (5) Business Days after the date such payment is due;

                  (b)      OTHER DEFAULTS --

                           (i) FINANCIAL COVENANT DEFAULTS -- the Company or any
                  Subsidiary fails to comply with any provision of Section 4; or

                           (ii) OTHER DEFAULTS -- the Company or any Subsidiary
                  fails to comply with any other provision hereof or of any other Financing Document, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

                  (c) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained in the Debt Securities Purchase Agreements, this Agreement, the Notes, and any other agreement, certificate or instrument executed pursuant to the terms of each of the foregoing, or in any written amendment, supplement, modification or waiver with respect to any such agreement or document or in any instrument furnished in compliance herewith or therewith or in reference hereto or thereto, shall have been false or misleading in any material respect when made;

                  (d) ACCELERATION OF DEBT -- any event shall occur or any condition shall exist in respect of the Senior Debt, or under any agreement securing or relating to the Senior Debt, and in either case, as a result thereof:

                           (i) the maturity of the Senior Debt, or a portion
                  thereof, is accelerated; or

                           (ii) any one or more of the holders thereof or a
                  trustee therefor is permitted to require the Company or any Subsidiary to repurchase such Senior Debt from the holders thereof, and any such trustee or holder exercises such option;

                  (e)      INSOLVENCY --

                           (i)      INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                                    (A) a receiver, liquidator, custodian,
                           curator or trustee of the Parent, the Company or any Subsidiary, or of all or any substantial part of the Property of any of them, is appointed by court order and such order remains in effect for more than sixty
                           (60) days; or an order for relief is entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary is adjudicated a bankrupt or insolvent;

                                    (B) all or any substantial part of the
                           Property of the Parent or the Company or any Subsidiary is sequestered by court order and such order remains in effect for more than sixty (60) days; or

                                    (C) a proceeding for a faillisement is filed
                           against the Company or any Subsidiary, or a petition is filed against the Parent, the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and, in any case, is not dismissed within sixty (60) days after such filing;

                           (ii) VOLUNTARY PETITIONS -- the Parent, the Company
                  or any Subsidiary commences a proceeding for a faillisement or surseance van betaling or otherwise files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, moratorium, suspension of payments, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                           (iii) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. --
                  the Parent, the Company or a Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator, curator or trustee of the Company or a Subsidiary or of all or a substantial part of its Property;

                  (f) UNDISCHARGED FINAL JUDGMENTS -- a final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) is or are outstanding against one or more of the Parent, the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed;

                  (g) FINANCING DOCUMENTS -- any Financing Document shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Company or any Affiliate party thereto; the validity or enforceability of any Financing Document against the Company or any Affiliate shall be contested by the Company or any Subsidiary or Affiliate party thereto; or the Company or any Subsidiary or Affiliate shall deny that the Company or any Affiliate has any further liability or obligation under any Financing Document; or

                  (h) PARENT'S BUSINESS ACTIVITIES -- the Parent shall

                           (i) own, hold or acquire any Property other than the
                  Capital Stock of the Company,

                           (ii) conduct any business other than through the
                  Company and the Subsidiaries,

                           (iii) create, incur, assume or permit to exist any
                  Debt or other obligations of the Parent, other than pursuant to and in respect of any Right to purchase or acquire shares of its Common Stock;

                           (iv) Guaranty, directly or indirectly, the Debt or
                  other obligations of any other Person; or

                           (v) fail to own at any time one hundred percent
                  (100%) of the issued and outstanding Capital Stock of the Company.

         6.2      DEFAULT REMEDIES.

                  (a)      ACCELERATION OF MATURITY OF NOTES.

                           (i)      ACCELERATION ON EVENT OF DEFAULT.

                                    (A) AUTOMATIC. If any Event of Default
                           specified in Section 6.1(e) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                                    (B) BY ACTION OF HOLDERS. If any Event of
                           Default other than those specified in Section 6.1(e) shall exist, the Required Holders may exercise any right, power or Remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be due and payable, and such Notes shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall, subject to Section 7, forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

                           (ii) ACCELERATION ON PAYMENT DEFAULT. During the
                  existence of an Event of Default described in Section 6.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 6.2(a)(i)(B), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall, subject to Section 7, forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

                  (b) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Compensation Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

                  (c) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 6.2(a), and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or Remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such Remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein; provided, however, that the maturity of such holder's Notes may be accelerated only in accordance with Section 6.2(a).

                  (d) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and Remedies. All rights and Remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or Remedies any such holder of Notes would otherwise have.

                  (e) SUBORDINATION. The rights of the holders of the Notes to receive payments in respect of this Agreement and the Notes, solely as between the holders of the Notes and the holders of the Senior Debt, shall be subject in all respects to the provisions of Section 7; provided, however, that all such rights shall remain unconditional and absolute as between the holders of the Notes and the Company.

         6.3      ANNULMENT OF ACCELERATION OF NOTES.

         If a declaration is made pursuant to Section 6.2(a)(i)(B), then and in every such case, the holders of seventy percent (70%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; provided, however, that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Compensation Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 6.2(a)(i)(B)) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

7.       SUBORDINATION

         7.1      GENERAL.

         The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 7.

         7.2      INSOLVENCY.

         In the event of:

                  (a) any insolvency, faillisement, bankruptcy, receivership, liquidation, reorganization, readjustment, accoord, composition, surseance van betaling, suspension of payments or other similar proceeding relating to the Company, its creditors or its Property;

                  (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

                  (c) any assignment by the Company for the benefit of creditors; or

                  (d) any other marshalling of the assets of the Company;

all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, Securities or other Property (other than Reorganization Securities), shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Reorganization Securities), which would otherwise (but for this Section 7) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full, in cash or cash equivalents.

         7.3      PROOFS OF CLAIM.

         If any holder of Subordinated Debt does not file a proper claim or proof of debt therefor prior to ten (10) days before the expiration of the time to file such claim or proof, then the Senior Agent is hereby permitted (but not obligated) for the specific and limited purpose set forth in this Section 7.3, to file such claim or proof for or on behalf of such holder; provided, however, that the Senior Agent:

                  (a) shall have, prior to taking any such action, given fifteen
         (15) days prior written notice (which notice may be given up to sixty
         (60) days prior to the expiration of the time to file such claim) to such holder of Subordinated Debt that it intends to file such claim or proof of debt; and

                  (b) shall promptly deliver a copy of any such claim or proof so filed to such holder of Subordinated Debt.

No provision of this Agreement shall be deemed to authorize the Senior Agent or the holders of Senior Debt to authorize or consent to or accept or adopt on behalf of any holder of Subordinated Debt any plan of reorganization, arrangement, adjustment, accoord, composition or surseance van betaling affecting the Subordinated Debt, to exercise the right of any holder of Subordinated Debt in respect of any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Debt, or to vote in respect of the claim of any holder of Subordinated Debt in any such proceeding.

         7.4      PAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

         In the event the Company shall default in the payment of any principal of or premium, if any, or interest on, or any unused line fee, early termination fee, letter of credit fee, swap fee, bond purchase fee or other compensation with respect to, any Senior Debt (a "PAYMENT DEFAULT") when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration, demand upon or under any Guaranty included in the Senior Debt or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt.

         The Company shall give prompt written notice to each holder of Subordinated Debt of any Payment Default.

         7.5      SPECIFIED NONPAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

         Upon:

                  (a) the happening of any Specified Nonpayment Default; and

                  (b) receipt by the Company from the Senior Agent of written notice (a "SPECIFIED NONPAYMENT DEFAULT NOTICE") of the happening of such Specified Nonpayment Default, stating that such notice is a payment blockage notice pursuant to Section 7.5 of this Agreement;

no direct or indirect payment (in cash, property or Securities or by set-off or otherwise) shall be made or agreed to be made for or on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, repurchase, prepayment, purchase or other acquisition or payment of any Subordinated Debt, for a period (each, a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Company of such notice from the Senior Agent (or holders of Senior Debt, as applicable) and ending on the earliest of:

                  (A) the date such Specified Nonpayment Default shall have been cured or waived in writing or shall have ceased to exist;

                  (B) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the Senior Agent;

                  (C) the date of the repayment in full in cash or cash equivalents of the Senior Debt; and

                  (D) solely in the event of a Specified Nonpayment Default arising solely out of an "Event of Default" (as such term is defined in the Senior Credit Agreement) under Article VII(l) of the Senior Credit Agreement, the date one hundred eighty (180) days after the commencement of such Payment Blockage Period.

         All payments in respect of Subordinated Debt postponed under Section
7.4 or during any Payment Blockage Period shall be immediately due and payable upon the termination thereof (together with such additional interest as is provided for herein and in the Notes for late payment of principal, Prepayment Compensation Amount and interest).

         The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Specified Nonpayment Default Notice under this Section 7.5.

         7.6      TURNOVER OF PAYMENTS.

         If:

                  (a) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt

                           (i) in contravention of any of the terms of this
                  Section 7, or

                           (ii) pursuant to the provisions of Section 1.4 at a
                  time when such payment would be prohibited by the Senior Credit Agreement, as in effect on the date hereof; and

                  (b) the Senior Agent (or any holder of Senior Debt, as applicable) or the Company shall have notified the holders of Subordinated Debt, within ninety (90) days of the later of:

                           (i) its becoming aware of such payment; and

                           (ii) the facts by reason of which such payment or
                  collection or receipt so contravenes this Section 7 or the Senior Credit Agreement;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, to the Senior Agent and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to the Senior Agent pursuant to this Section 7.6, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, by the Company or otherwise other than pursuant to this Section 7.6, the Senior Agent shall return to such holders of Subordinated Debt an amount equal to the amount delivered to the Senior Agent pursuant to this Section 7.6, so long as after the return of such amounts the Senior Debt shall remain paid in full, in cash or cash equivalents.

         Notwithstanding the foregoing, in the event that the holders of the Subordinated Debt reasonably believe that there is more than one holder of Senior Debt and the holders of the Subordinated Debt shall not have received reasonably satisfactory evidence that the Senior Agent is both entitled to accept such payment on behalf of all holders of Senior Debt and required to deliver payment to the other holders of the Senior Debt in the respective amounts, if any, due such holders of Senior Debt, then the holders of the Subordinated Debt may turn over such payment or distribution, rather than to the Senior Agent, to a court of competent jurisdiction in an appropriate interpleader proceeding pending determination by such court of the holders of Senior Debt entitled to receive all or any portion of such payment or distribution, and, from and after the date of such payment into court, the holders of the Subordinated Debt shall have no further liability therefor.

         7.7      SUBORDINATION UNAFFECTED BY CERTAIN EVENTS.

         Provided that, with respect to each of the following events or circumstances, the Senior Debt shall remain "Senior Debt" (as defined herein) outstanding under an Acceptable Credit Facility, the rights set forth in this
Section 7 of the holders of the Senior Debt as against each holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

                  (a) any act or failure to act on the part of the Company;

                  (b) any act or failure to act on the part of the Senior Agent or any holder of Senior Debt (other than any action prohibited by this Section 7 or any failure to take any action required by this Section
         7);

                  (c) any extension or indulgence in respect of any payment or prepayment of the Senior Debt or any part therefor in respect of any other amount payable to any holder of Senior Debt;

                  (d) any amendment, modification, restatement, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement which may be relating to any Senior Debt or any security or collateral therefor;

                  (e) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or Subordinated Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or any security or collateral therefor or the Subordinated Debt, or any receipt by any holder of Senior Debt of any security or collateral, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such holder of Senior Debt of, any security or collateral for the payment of any Senior Debt; or

                  (f) any merger or consolidation of the Company or any of the Subsidiaries into or with any of the Subsidiaries or into or with any Person, or any Transfer of any or all of the assets of the Company or any of the Subsidiaries to any other Person.

         7.8      WAIVER AND CONSENT.

         Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 7 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

         7.9      REINSTATEMENT OF SUBORDINATION.

         The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 7 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded, avoided, set aside or must otherwise be returned by the holder of such Senior Debt upon the occurrence of or as a result of or pursuant to any bankruptcy or judicial proceeding, all as though such payment had not been made.

         7.10     OBLIGATIONS NOT IMPAIRED.

         Nothing contained in this Section 7 shall:

                  (a) impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and Prepayment Compensation Amount, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, and to comply with each and every provision of the Notes and this Agreement; or

                  (b) prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement;

all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

         7.11     PAYMENT OF SENIOR DEBT; SUBROGATION.

         Upon the payment in full in cash or cash equivalents of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full in cash or cash equivalents, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

         7.12     RELIANCE OF HOLDERS OF SENIOR DEBT.

         Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each of the Company and each holder of Subordinated Debt acknowledges and agrees that each holder of any Senior Debt shall be deemed to be a third party beneficiary of the provisions of this Section 7 and shall be entitled to enforce such provision in its own right. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, no amendment, modification, supplement or waiver in respect of the provisions of this Section 7 (including, without limitation, this Section 7.12) shall be effective as to the Senior Agent or the Senior Lenders without the prior written consent of the Senior Agent, on behalf of itself and the Senior Lenders.

         7.13     IDENTITY OF HOLDERS OF SENIOR DEBT.

         Upon the request of any holder of Subordinated Debt, the Company shall deliver to such holder a list of all holders of Senior Debt outstanding at such time, providing the name and address of each such holder of Senior Debt and the principal amount of Senior Debt held by each such holder; provided, however, that, if any holder of Senior Debt shall have appointed an agent or other representative with respect to the Senior Debt held by it, the Company may provide the name and address of such agent or representative in lieu of the name and address of such holder of Senior Debt.

         7.14     AMENDMENTS TO SENIOR CREDIT FACILITY.

         Notwithstanding the other provisions of this Section 7, no amendment to or refinancing, replacement or refunding of the Senior Credit Agreement or another Acceptable Credit Facility or any other agreement or instrument related thereto shall be effective as to the holders of the Subordinated Debt or be entitled to the benefits of this Section 7 without the consent of each holder of Notes to the extent that such amendment would impose conditions on the making of any payment required to be made in respect of the Subordinated Debt or the related intercompany notes which are more onerous than the conditions set forth in the Senior Credit Agreement as in effect on the Closing Date.

8.       TAX INDEMNIFICATION; CURRENCY OF PAYMENT; USURY SAVINGS.

         8.1      TAX INDEMNIFICATION.

                  (a) PAYMENTS NOT SUBJECT TO TAXES. All payments (each a "NOTE-RELATED PAYMENT") whatsoever due under or in respect of this Agreement will be made by the Company free and clear of, and without liability or withholding or deduction for or on account of, any present or future taxes, levies, imposts, duties, charges, assessments or fees of whatever nature (including interest, penalties and fees related thereto) imposed or levied by or on behalf of The Netherlands or any province or other jurisdiction thereof, the European Economic Community or any other country or jurisdiction (other than the United States of America and any state or other jurisdiction thereof) (collectively, a "TAX") from or through which Note-Related Payments are made (the "TAX JURISDICTION") unless the withholding or deduction of any such Tax is required by law.

                  (b)      TAXES AND INDEMNIFICATION.

                           (i) PAYMENT OF TAXES BY THE COMPANY. If any deduction
                  or withholding for Tax shall at any time be required by the law of any Tax Jurisdiction in respect of any Note-Related Payments to a holder of Notes who is subject to taxation of its income by the United States of America, the Company will promptly:

                                    (A) pay over to the government or taxing
                           authority imposing such Tax the full amount (the "TAX AMOUNT") required to be deducted or withheld in respect thereof (including, without limitation, the full amount of any Tax required to be deducted or withheld from or otherwise paid in respect of any related Tax Reimbursement Amount); and

                                    (B) except as expressly provided in Section
                           8.1(b)(iii), pay to each holder of Notes entitled to receive the Note-Related Payment from which such Tax Amount has been so deducted or withheld such additional amount (the "TAX REIMBURSEMENT AMOUNT") as is necessary in order that the amount received by such holder of Notes after any required deduction or withholding of such Tax (including, without limitation, any required deduction, withholding or other payment of Tax on or with respect to such Tax Reimbursement Amount), shall equal the amount such holder of Notes would have received had no such deduction, withholding or other payment of such Tax been required.

                           (ii) REIMBURSEMENT OF AMOUNTS PAID BY HOLDERS OF
                  NOTES. The Company shall indemnify each holder of Notes for the full amount of Taxes (other than Excluded Taxes) paid or required to be paid by such holder of Notes in respect of this Agreement and any liability (including penalties, interest and expenses) arising therefrom, together with such amounts as will result in such holder of Notes receiving the amount that would otherwise have been received by it in the absence of any deduction or withholding for required Taxes and the indemnification provided for herein. Each holder of Notes shall promptly notify the Company of any Taxes in respect of which such holder of Notes has received written notice from any governmental authority and for which the Company is required to indemnify such holder of Notes pursuant to this
                  Section 8.1 and of the amount payable to it by the Company pursuant hereto. The Company shall pay such amounts to such holder of Notes within ten (10) days of the receipt of such notice. Such holder of Notes shall determine the amount payable to it and shall provide the Company with a reasonably detailed statement in support of such determination, which determination shall, if reasonable, be conclusive, but such holder of Notes shall not be required to disclose any confidential or proprietary information as a result of such determination.

                           (iii) EXCLUDED TAXES. No payment of a Tax
                  Reimbursement Amount to a holder of Notes shall be required to be made with respect to any Note-Related Payment with respect to which Taxes are due (such Taxes being referred to as "EXCLUDED TAXES") as the result of either or both of the following:

                                    (A) any Tax imposed or withheld by reason of
                           any relationship with or activity within the country of organization of the Company by such holder of Notes (other than the transactions contemplated hereby, and other than the purchase of other securities by any holder of Notes from time to time, under circumstances similar to those applicable to the purchase of the Notes from the Company, from Persons organized in such country), or the failure of such holder of Notes to provide, at the reasonable request of the Company, information, documentation or other evidence, in all cases in the English language, concerning the absence of any relationship with or activity within such country, of such holder of Notes, other than the mere receipt of the principal of, or interest or Prepayment Compensation Amount on, such Notes or other Securities or the holding of or ownership of an interest in such Notes or other Securities; or

                                    (B) any Tax imposed or withheld by reason of
                           the failure of such holder of Notes to make a good faith effort to comply with any certification, identification, information, reporting or similar requirement required by applicable law concerning the nationality, residence, identity or connection with the country of organization of the Company of such holder of Notes if:

                                            (I) compliance is required by
                                    statute or regulation of the country of
                                    organization of the Company or of any
                                    political subdivision or taxing authority thereof or therein as a precondition to exemption from such Tax and such compliance does not involve the disclosure of any confidential information of or relating to such holder of Notes; and

                                            (II) such failure to comply occurs
                                    after notice of the applicable requirements of such statute or regulation (including an English language translation thereof) has been given by the Company to such holder of Notes at least sixty (60) days prior to the date on which such certification, identification, report or similar document is required to be filed with any governmental authority of such country of organization; such notice to include in all cases copies of any such certification, identification, report or similar document, and an English language translation thereof if not otherwise printed in the English language.

                  (c) NOTIFICATION OF TAX. The Company will promptly furnish each holder of Notes receiving payments of Tax Reimbursement Amounts under this Section 8.1 copies (including an English language translation thereof, if not printed in the English language) of the official notification of the Tax giving rise to such Tax Reimbursement Amounts and the official receipt issued by the relevant taxation or other authorities involved for all amounts deducted or withheld (and paid over to such authorities) in respect of such Tax. If the Company shall have determined, with respect to any holder of Notes that a deduction or withholding of Tax from Note-Related Payments shall be required to be made from such Note-Related Payments and that no Tax Reimbursement Amount will be payable to such holder of Notes under this
         Section 8.1 in respect of such Tax, the Company shall promptly inform such holder of Notes, in writing, of the imposition or withholding of such Tax and of the applicable exemption set forth in clause (A) or clause (B) of paragraph 8.1(b)(iii) that releases the Company from the obligation to pay a Tax Reimbursement Amount in respect thereof.

                  (d) REFUNDED TAXES.  If:

                           (i) the Company has made a payment to a holder of
                  Notes in respect of a Tax Reimbursement Amount pursuant to this Section 8.1;

                           (ii) such holder subsequently receives a refund,
                  allowance or credit in respect of the Tax to which such Tax Reimbursement Amount is attributable from any jurisdiction; and

                           (iii) such refund, allowance or credit (the "REFUNDED
                  TAX") is readily identifiable and the amount thereof is readily determinable by such holder, such amount to be no greater than an amount that, if paid to the Company by such holder, would leave such holder in no worse position than would have existed had such Tax not been required by law to be paid;

         then such holder will, promptly after receiving such Refunded Tax, pay the amount of such refund to the Company without interest. This Section 8.1(d) shall not require any holder of Notes:

                           (A) to account for any indirect taxation benefits
                  arising from the deducting or withholding of any Tax;

                           (B) to disclose any confidential or proprietary
                  information; or

                           (C) to arrange its tax affairs in any particular
                  manner.

         Such holder's calculations of any amounts that may be due to the Company pursuant to this Section 8.1(d) shall be, if reasonable, conclusive.

                  (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements contained in this
         Section 8.1 shall survive the payment in full of the Notes and all of the obligations of the Company hereunder and the termination of all of its other commitments hereunder.

         8.2      CURRENCY OF PAYMENT.

                  (a) PAYMENTS IN US DOLLARS. All payments under this Agreement and the Notes shall be made in United States of America dollars ("US DOLLARS").

                  (b) CERTAIN EXPENSES. If any expense required to be reimbursed pursuant to this Agreement is originally incurred in a currency other than US Dollars, the Company shall nonetheless make reimbursement of that expense in US Dollars, in an amount equal to the amount in US Dollars that would have been required for the Person that incurred such expense to have purchased, in accordance with normal banking procedures, the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day that such expense was paid by such Person. Notwithstanding the foregoing sentence, if any expense required to reimbursed pursuant to this Agreement is originally invoiced by any holder of Notes in Guilders, such invoice shall be paid in Guilders.

                  (c) PAYMENTS NOT IN US DOLLARS. To the fullest extent permitted by applicable law, the obligations of the Company in respect of any amount due under the Notes or otherwise under this Agreement, notwithstanding any payment in any currency other than US Dollars, whether as a result of:

                           (i) any judgment or order or the enforcement thereof

                           (ii) the realization on any security;

                           (iii) the liquidation of the Company;

                           (iv) any voluntary payment by the Company; or

                           (v) any other reason;

         shall be discharged only to the extent of the amount in US Dollars that each holder of Notes entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such holder of Notes receives such payment. If the amount in US Dollars that may be so purchased for any reason is less than the amount originally due, the Company shall indemnify and save harmless such holder of Notes from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder of Notes from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.

         8.3      GENERAL INTEREST PROVISIONS.

         The Purchasers and the Company agree that the provisions of section 5-501(6) and section 5-521 of the General Obligations Law of the State of New York apply to the transactions contemplated by the Financing Documents. Notwithstanding the foregoing, it is the intention of the Company and the Purchasers to conform strictly to the Applicable Interest Law, and the parties agree that the aggregate of all interest, and any other charges or consideration constituting interest under the Applicable Interest Law that is taken, reserved, contracted for, charged or received pursuant to this Agreement or the Notes shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. Thus, if any such excess interest is ever charged, received or collected on account of or relating to this Agreement and the Notes (including any charge or amount which is not denominated as "interest" but is legally deemed to be interest under Applicable Interest Law) for any reason, then in such event:

                  (a) the provisions of this Section 8.3 shall govern and control;

                  (b) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law;

                  (c) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited to the principal amount of the Notes by the holders thereof, and if the principal balance of the Notes is paid in full, any remaining excess shall be forthwith paid to the Company; and

                  (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest.

If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under the Applicable Interest Law, the Company shall forthwith pay to the holders of the Notes, on a pro rata basis, all amounts of such excess interest that the holders of the Notes would have been entitled to receive pursuant to the terms of this Agreement and the Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the indebtedness evidenced thereby shall be amortized, prorated, allocated and spread throughout the full term of the Notes.

9.       INTERPRETATION OF THIS AGREEMENT

         9.1      TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ACCEPTABLE CREDIT FACILITY " means and includes the Senior Credit Agreement and each successive loan or credit agreement replacing, refinancing or refunding, in whole or in part, the Debt incurred under the Senior Credit Agreement, but only so long as:

                  (a) the principal amount of Debt outstanding under the Senior Credit Agreement and all such successive loan or credit agreements, together with any additional amounts permitted to be incurred pursuant to the Senior Credit Agreement and all such successive loan or credit agreements, including, without limitation, any unused Revolving Credit Commitment (as such term is defined in the Senior Credit Agreement) or unused revolving credit commitment in respect of all such successive loan or credit agreements, does not exceed, at the time of incurrence or creation of the Senior Credit Agreement or such successive loan or credit agreement, as the case may be, the Maximum Senior Debt Amount;

                  (b) such loan or credit agreement does not provide for an overall final maturity or average life to maturity of the Debt incurred thereunder which is shorter than that applicable to the Acceptable Credit Facility being so replaced, refinanced or refunded; provided that, subject to the foregoing limitation with respect to the average life to maturity, the final maturity of individual facilities under such loan or credit agreement may provide for final maturities which are shorter than those applicable to the individual facilities under the Acceptable Credit Facility being so replaced, refinanced or refunded; and

                  (c) such loan or credit agreement does not restrict payments on the Subordinated Debt so as to create any default or event of default in respect of such facility by virtue of no other fact except the making by the Company of scheduled principal payments or interest payments required to be made in cash; and shall not restrict the payment of dividends or distributions from the Subsidiaries to the Company in any manner which would have such effect.

         AFFILIATE -- means and includes, at any time, each Person (other than a Subsidiary):

                  (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

                  (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company; or

                  (d) that is an officer or director of the Company;

at such time; provided, however, that neither of the Purchasers nor any of their affiliates shall be deemed to be an "Affiliate," and no Person holding any one or more of the Notes shall be deemed to be an "Affiliate" solely by virtue of the ownership of such securities. As used in this definition:

                  control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS -- and references thereto shall mean this Note Agreement as it may from time to time be amended or supplemented.

         APPLICABLE INTEREST LAW -- means any present or future law (including, without limitation, the laws of the State of New York and the United States of America) which has application to the interest and other charges pursuant to this Agreement and the Notes.

         BERKSHIRE -- means, collectively, Berkshire Partners Fund IV, Berkshire Partners Fund V and Berkshire Investors, LLC.

         BOARD OF DIRECTORS -- means, at any time, the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BUSINESS DAY -- means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAPITAL LEASE -- means, at any time, a lease of any Property with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         CAPITAL STOCK -- means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         CAPITALIZED INTEREST -- Section 1.1(b).

         CAPITALIZED INTEREST PAYMENT DATE -- Section 1.1.

         CHANGE IN CONTROL -- a "Change in Control" shall be deemed to have occurred if:

                  (a) at any time prior to the Initial Public Offering (as defined in the Senior Credit Agreement, as in effect on the Closing
         Date), Berkshire and its affiliates shall cease to own directly or indirectly, beneficially and of record, shares representing at least forty percent (40%) of the Capital Stock (on a fully diluted basis) of the Company;

                  (b) at any time after the Initial Public Offering, Berkshire and its affiliates shall cease to own directly or indirectly, beneficially and of record, shares representing at least thirty percent (30%) of the Capital Stock (on a fully diluted basis) of the Company;

                  (c) at any time after the Initial Public Offering,

                           (i) any person or group (within the meaning of Rule
                  13d-5 of the Exchange Act) other than Berkshire and its affiliates shall own directly or indirectly, beneficially or of record, shares representing more than the percentage owned at such time by Berkshire and its Affiliates of the Voting Stock of the Company, or

                           (ii) a majority of the seats (other than vacant
                  seats) on the board of managing directors of the Company shall at any time be occupied by Persons who were neither

                                    (x) nominated by the board of managing
                           directors of the Company, nor

                                    (y) appointed by directors so nominated;

                  (d) any change in control (or similar event, however denominated) with respect to the Company, HoldCo-III or any other Subsidiary shall occur under and as defined in any indenture or agreement in respect of Debt to which the Company, HoldCo-III or any other Subsidiary is a party; and

                  (e) the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital Stock of HoldCo-III.

         CHANGE IN CONTROL NOTICE EVENT -- means

                  (a) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                  (b) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) to the holders of the Common Stock which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

         CHANGE IN CONTROL PAYMENT DATE -- Section 1.5(b).

         CLOSING DATE -- means the date any Notes are first sold.

         COMMON STOCK -- means the common stock, par value NLG 1.00 per share, of the Parent.

         COMPANY -- the introductory paragraph.

         CONTRACT RATE -- Section 1.1.

         DEBT -- with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

                  (a)      Borrowed Money -- borrowed money;

                  (b) Deferred Purchase Price of Property -- the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

                  (c) Secured Liabilities -- borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                  (d) Capital Leases -- Capital Leases of such Person;

                  (e) Letters of Credit -- letters of credit, bankers acceptances or similar instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money), other than undrawn trade letters of credit in the ordinary course of business;

                  (f) Swaps -- Swaps of such Person; and

                  (g) Guarantees -- any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause (a) through clause (f) of this definition of Debt.

Unless the context otherwise requires, "Debt" means Debt of the Company or of a Subsidiary.

         DEBT SECURITIES PURCHASE AGREEMENTS -- means the separate Securities Purchase Agreements each dated as of September 17, 1998, between the Company and each of the respective Purchasers, relating to the offering and sale of the Notes.

         DEFAULT -- means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         DEFAULT RATE -- means a per annum rate of interest equal to the lesser of:

                  (a) the highest rate allowed by the Applicable Interest Law;
         and

                  (b) the greater of:

                           (i)  seventeen percent (17%); and

                           (ii) two percent (2%) over the rate of interest
                  publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate.

         DOLLAR and $ -- means US Dollars.

         DOL -- means the United States Department of Labor and any successor agency.

         ENVIRONMENTAL PROTECTION LAW -- means any law, statute or regulation enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials and any applicable orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA AFFILIATE -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the IRC.

         EVENT OF DEFAULT -- Section 6.1.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

         EXCLUDED TAXES -- Section 8.1(b)(iii).

         FAIR MARKET VALUE -- means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         FINANCING DOCUMENTS -- means and includes this Agreement, the Debt Securities Purchase Agreements, the Notes, the Put Rights Agreement and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

         FIRST CATCH-UP DATE -- Section 1.2.

         FOREIGN PENSION PLAN -- means any plan, fund or other similar program:

                  (a) established or maintained outside of the United States of America by the Company primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement; and

                  (b) not otherwise subject to ERISA.

         GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         GOVERNMENTAL AUTHORITY -- means:

                  (a) the government of:

                           (i) the United States of America and any state or
                  other political subdivision thereof;

                           (i) The Netherlands and any political subdivision
                  thereof; or

                           (ii) any other jurisdiction in which the Parent, the
                  Company or any Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of, the Parent, the Company or any such Subsidiary; and

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GUARANTY -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary

Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds

                           (i) for the purchase or payment of such indebtedness,
                  dividend or obligation; or

                           (ii) to maintain working capital or other balance
                  sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                  (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability:

                  (i) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding; and

                  (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

         GUILDERS - means the lawful money of The Netherlands.

         HAZARDOUS MATERIAL - means all or any of the following:

                  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Protection Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP toxicity" or "EP toxicity";

                  (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

                  (c) any flammable substances or explosives or any radioactive materials;

                  (d) asbestos or urea formaldehyde in any form; and

                  (e) dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         HOLDCO-III - means Miami Cruiseline Services Holdings III B.V., a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam, together with its successors and assigns who become such in accordance herewith.

         IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         JUNIOR SUBORDINATED DEBT -- means any Debt of the Company or any Subsidiary which is:

                  (a) expressly or in any other manner junior or subordinated to the Debt evidenced by the Notes, whether in liquidation preference, right to repayment or otherwise, including, without limitation, the Viad Note; or

                  (b) owing to any Subsidiary or any Affiliate.

         LIEN - means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

                  (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

                  (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                  (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

                  (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

         MATERIAL ADVERSE EFFECT - means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of:

                  (a) the business, operations, profits, financial condition or Properties of the Company and the Subsidiaries, taken as a whole;

                  (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their respective obligations under any Financing Document to which they are a party; or

                  (c) the validity or enforceability of any of the Financing Documents.

         MAXIMUM ACCRUAL -- Section 1.2(b).

         MAXIMUM LEGAL RATE OF INTEREST -- means the maximum rate of interest that a holder of Notes may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

         MAXIMUM SENIOR DEBT AMOUNT -- means the difference of:

                  (a) One Hundred Fifteen Million Dollars ($115,000,000); minus

                  (b) the sum of:

                           (i) the aggregate amount of all mandatory principal
                  payments made in respect of the Senior Debt from time to time, other than any principal payment made in respect of Revolving Loans (as such term is defined in the Senior Credit Agreement) or any successor revolving credit facility under an Acceptable Credit Facility; plus

                           (ii) the aggregate amount of all fees paid by the
                  Company to any Senior Lender (other than fees provided for in the Senior Credit Agreement, as in effect on the date hereof, or any similar fees in comparable amounts charged in the ordinary course of lending under an Acceptable Credit Facility) in excess of Five Hundred Thousand Dollars ($500,000), including, without limitation, any amendment or restructuring fees;

provided, however, that the aggregate principal amount of Debt outstanding under the Revolving Credit Commitment (as defined in the Senior Credit Agreement) or any revolving credit facility under an Acceptable Credit Facility, which in either case is in excess of Thirty-Five Million Dollars ($35,000,000), shall not constitute Senior Debt for purposes of this Agreement.

         MINIMUM NOTE DENOMINATION - means, at any time, the greater of:

                  (a) Five Hundred Thousand Dollars ($500,000); and

                  (b) the US Dollar equivalent, at such time, of One Hundred Thousand Guilders (NLG 100,000).

         MODIFIED PREPAYMENT COMPENSATION AMOUNT - means, with respect to Prepaid Principal and the date the payment thereof is due, an amount equal to the applicable percentage set out below of the Prepaid Principal:

==================================================================================
               If Prepayment Occurs During
               the Period Specified Below:        Percentage of Prepaid Principal:
==================================================================================
From and including the Closing Date to and                    14.00%
including September 14, 1999
----------------------------------------------------------------------------------
From and including September 15, 1999 to and                  12.25%
including September 14, 2000
----------------------------------------------------------------------------------
From and including September 15, 2000 to and                  10.50%
including September 14, 2001
----------------------------------------------------------------------------------
From and including September 15, 2001 to and                   8.75%
including September 14, 2002
----------------------------------------------------------------------------------
From and including September 15, 2002 to and                   7.00%
including September 14, 2003
----------------------------------------------------------------------------------
From and including September 15, 2003 to and                   5.25%
including September 14, 2004
----------------------------------------------------------------------------------
From and including September 15, 2004 to and                   3.50%
including September 14, 2005
----------------------------------------------------------------------------------
After September 15, 2005                                       1.75%
==================================================================================

         MULTIEMPLOYER PLAN - means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

         NOTE - means and includes each 15% Senior Subordinated Note due September 15, 2006 issued pursuant to this Agreement.

         NOTE RELATED PAYMENT - Section 8.1(a).

         PARENT - means Miami Cruiseline Services Holdings I B.V., a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam, together with its successors and assigns.

         PAYMENT BLOCKAGE PERIOD - Section 7.5.

         PAYMENT DEFAULT - Section 7.4.

         PBGC - means the Pension Benefit Guaranty Corporation, or any other Person succeeding to the duties thereof.

         PERSON - means an individual, partnership, corporation (including any besloten vennootschap met beperkte aansprakelijkheid or naamloze vennootschap), limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PLAN - means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         PREPAID PRINCIPAL - means any portion of the principal amount of any Note being paid for any reason (including, without limitation, acceleration, optional payment or mandatory payment required because of the occurrence of a contingency) prior to its regularly scheduled maturity date.

         PREPAYMENT COMPENSATION AMOUNT - with respect to any payment of the principal amount of any Notes, means:

                  (a) if such payment is made at any time on or after the third anniversary of the Closing Date pursuant to Section 1.4(a), the Modified Prepayment Compensation Amount;

                  (b) if such payment is made at any time prior to the third anniversary of the Closing Date and within thirty (30) days after the consummation of a Qualified Exit pursuant to Section 1.4(b):

                           (i) if the principal amount of such payment is equal
                  to or not greater than fifty percent (50%) of the principal of the Notes outstanding immediately prior to such payment, the Modified Prepayment Compensation Amount; and

                           (ii) if the principal amount of such payment is
                  greater than fifty percent (50%) of the principal of the Notes outstanding immediately prior to such payment, the sum of:

                                    (A) the Modified Prepayment Compensation
                           Amount calculated with respect to fifty percent (50%) of the principal amount of the Notes outstanding immediately prior to such payment; plus

                                    (B) the Standard Prepayment Compensation
                           Amount, calculated with respect to the difference of:

                                             (I) the aggregate principal amount
                                    of Notes so being paid; minus

                                             (II) fifty percent (50%) of the
                                    principal amount of the Notes outstanding immediately prior to such payment; and

                  (c) if such payment is made pursuant to Section 6.2(a), the greater of the Modified Prepayment Compensation Amount and the Standard Prepayment Compensation Amount; provided, however, that in the event that the Modified Prepayment Compensation Amount shall become so payable and any court of competent jurisdiction shall fail to enforce for any reason the payment of the Modified Prepayment Compensation Amount with respect to such payment, then such payment shall be made together with the Standard Prepayment Compensation Amount instead.

         PROPERTY - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PRO RATA SHARE - with respect to any holder of Notes means, at any time, a fraction the numerator of which is the principal amount of Notes held by such holder, and the denominator of which is the aggregate principal amount of Notes held by all holders, at such time.

         PURCHASERS - the introductory paragraph.

         PUT OBLIGATION - means the obligations of the Company under the Put Rights Agreement.

         PUT RIGHT - means the rights granted by the Company to each of the Purchasers, under the Put Rights Agreement, to require the Company to purchase the Specified Parent Stock held by such Purchaser in accordance with the terms thereof.

         PUT RIGHTS AGREEMENT - means, collectively, the separate Put Rights Agreements, each dated as of September 17, 1998, between the Company and each of the Purchasers, pursuant to which the Put Right has been granted.

         QUALIFIED EXIT - means either:

                  (a) a distribution in a bona fide public offering of at least twenty-five percent (25%) (by number of shares, assuming that all Rights of the Parent have been exercised or converted into Common Stock, whether or not such Rights are then currently exercisable or convertible) of the Common Stock (or, in the case of a public offering in the United States, of American Depositary Shares representing such shares of Common Stock), resulting in gross proceeds to the Parent of not less than Twenty-Five Million Dollars ($25,000,000) (or an equivalent amount in Guilders) and, as a result of which offering and any other related transactions, either:

                           (i) the Common Stock or such American Depositary
                  Shares become registered under section 12(b) or 12(g) of the Exchange Act, or are exempt from registration under section 12(g) thereof solely as a result of the operation of Rule 12g3-2 under the Exchange Act; or

                           (ii) the Parent converts to, or otherwise becomes, a
                  naamloze vennootschap (public corporation with limited liability) and the Common Stock becomes listed on a designated offshore securities market (as such term is defined in Rule 902(a) under the Securities Act); or

                           (iii) a Change in Control shall occur;

                  (b) all of the Common Stock and any remaining Rights of the Parent are sold to a third party which is not an Affiliate in an arm's length transaction; or

                  (c) either the Parent transfers all or substantially all of the Property of the Company and the Subsidiaries or shall merge with or into or consolidate or amalgamate with any other Person, as a result of which all holders of the Common Stock receive, in lieu of or in exchange for such Common Stock, Securities of any Person other than the Parent or an Affiliate, cash or other Property.

         REFUNDED TAX - Section 8.1(d)(iii).

         REMEDIES - means and includes, with respect to any Debt (including, without limitation, the Senior Debt and the Subordinated Debt):

                  (a) the acceleration of the maturity of any of such Debt;

                  (b) the exercise of any put right or other similar right to require the Company or any Subsidiary to repurchase any of such Debt prior to the stated maturity thereof;

                  (c) the collection or commencement of proceedings against the Company, any Subsidiary or any other Person obligated on such Debt or any of their respective Property, to enforce or collect any of such Debt;

                  (d) taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any Liens or other collateral security for such Debt; or causing a marshalling of any Property of the Company or any Subsidiary;

                  (e) the making of a demand in respect of any Guaranty given by the Parent, the Company or any Subsidiary of such Debt; or

                  (f) exercising any other remedies with respect to such Debt or any claim with respect thereto.

         REORGANIZATION SECURITIES - means Securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or an accoord:

                  (a) the payment of which is subordinated, at least to the extent provided in Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan of reorganization or readjustment; or

                  (b) in connection with which the holders of Senior Debt have acknowledged that the Senior Debt has been paid in full.

         REQUIRED HOLDERS - means, at any time, the holders of more than fifty percent (50%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Parent, the Company, any Subsidiary or any Affiliate).

         REQUIRED PRINCIPAL PAYMENT - Section 1.3.

         RESTRICTED PAYMENT - means:

                  (a) any dividend or other distribution (whether in the form of cash or any other Property), direct or indirect, on account of any shares of Capital Stock or Rights of the Company or any Subsidiary (other than Capital Stock of a Subsidiary owned legally and beneficially by the Company or any of the Subsidiaries), now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock of the Company or such Subsidiary, as the case may be;

                  (b) any optional or mandatory redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of the Company or any Subsidiary (other than Capital Stock of a Subsidiary owned legally and beneficially by the Company or any of the Subsidiaries), now or hereafter outstanding;

                  (c) any payment, repayment, defeasance, redemption, retirement, repurchase or other acquisition, direct or indirect, of any installment, whether of principal, interest or otherwise, of the Viad Note;

                  (d) any repayment, defeasance, redemption, retirement, repurchase or other acquisition, direct or indirect, of any other Debt owing to any Affiliate (other than Debt in respect of loans or advances extended to the Company or any of the Subsidiaries by any of their officers or directors in the ordinary course of business); and

                  (e) any repayment, defeasance, redemption, retirement, repurchase or other acquisition, direct or indirect, of any other Debt which is expressly or in any other manner junior or subordinated to the Debt evidenced by the Notes, whether in liquidation preference, right to repayment or otherwise.

         RIGHTS - means, with respect to any Person, any right, warrant, option or other similar right to purchase or receive Capital Stock of such Person.

         SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

         SECURITIES ACT - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SECURITY - means "security" as defined by section 2(1) of the Securities Act.

         SENIOR AGENT - means:

                  (a) for so long as the Senior Credit Agreement is outstanding, Credit Suisse First Boston, in its capacity as administrative agent under the Senior Credit Agreement, together with its successors and assigns; and

                  (b) thereafter, any one (1) holder of Senior Debt under an Acceptable Credit Facility designated to each holder of Notes in writing by the Company and the predecessor Senior Agent.

         SENIOR CREDIT AGREEMENT - means the Credit Agreement, dated as of September 17, 1998, among HoldCo-III, the Company, the Senior Lenders and the Senior Agent, as such agreement may be amended, modified or supplemented from time to time in compliance with the terms of the Note Agreement, together with the Parent Guarantee Agreement, dated as of September 17, 1998, made by the Parent for the benefit of the Senior Lenders.

         SENIOR DEBT - means and includes all obligations, liabilities and indebtedness of the Company or any Subsidiary now or hereafter existing, whether fixed or contingent, and whether directly as borrower or by way of Guaranty, for:

                  (a) the principal portion of Debt, interest (including, without limitation, interest accruing after the date of filing of any bankruptcy petition, whether or not allowed in such bankruptcy proceeding), fees, expenses or otherwise, under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement, as in effect on the date hereof) or any other Acceptable Credit Facility; provided, however, that if the aggregate principal amount of all such obligations, liabilities and indebtedness shall exceed the Maximum Senior Debt Amount, such excess (together with any interest, fees or expenses in respect of such excess) shall not constitute Senior Debt for purposes of this Agreement; and provided, further, that any such excess shall be first be applied to Acceptable Credit Facilities other than the Senior Credit Agreement and then to the Senior Credit Agreement; and

                  (b) all obligations of the Company or any Subsidiary arising solely out of interest rate Swaps related solely to the interest payment obligations in respect of the Debt referred to in clause (a) of this definition.

Notwithstanding the foregoing, in no event shall "Senior Debt" include any Junior Subordinated Debt.

         SENIOR FINANCIAL OFFICER - means any one of the chief financial officer, the treasurer and the principal accounting officer of the Company.

         SENIOR LENDERS - means each of the "Lenders" under and as defined in, and from time to time party to, the Senior Credit Agreement, together with their respective successors and assigns (including, without limitation, lenders under another Acceptable Credit Facility).

         SENIOR OFFICER - means any one of the chairman of the board of directors, the chief executive officer, the chief operating officer, and the president, of the Company.

         SPECIFIED NONPAYMENT DEFAULT - means, with respect to the Senior Debt, any "Event of Default" (as such term is defined in the Senior Credit Agreement) specified in any one or more of the following provisions of the Senior Credit
Agreement: Article VII(d) (but solely with respect to a violation of any of Sections 6.01, 6.06, 6.11, 6.12 or 6.13), Article VII(f), Article VII(g),
Article VII(h) or Article VII(l).

         SPECIFIED NONPAYMENT DEFAULT NOTICE - Section 7.5(b).

         SPECIFIED PARENT STOCK - means, collectively, the shares of Common Stock of the Parent acquired by the Purchasers on the Closing Date, together with any securities issued in respect of such Common Stock (whether by stock split, stock dividend, reclassification or in connection with a corporate reorganization or otherwise).

         STANDARD PREPAYMENT COMPENSATION AMOUNT - means, with respect to Prepaid Principal and the date the payment thereof is due (the "PAYMENT DATE") an amount equal to the excess (if any) of the Present Value of the Prepaid Cash Flows over the amount of such Prepaid Principal, determined in respect of such Prepaid Principal as of such Payment Date. As used in this definition:

                  Present Value of the Prepaid Cash Flows - means the sum of the present values of the then remaining scheduled payments of principal and interest that would have been payable in respect of such Prepaid Principal but that are no longer payable as a result of the early payment of such Prepaid Principal. In determining such present values:

                           (i) the amount of interest accrued through and
                  including the day immediately preceding such Payment Date on such Prepaid Principal since the scheduled interest payment date immediately preceding such Payment Date shall be deducted from the first of such payments of interest; and

                           (ii) a discount rate per annum equal to the
                  Make-Whole Discount Rate determined with respect to such Prepaid Principal and such Payment Date divided by two (2), and a discount period of six (6) months of thirty (30) days each, shall be used.

                  Make-Whole Discount Rate - means the sum of:

                           (i) two percent (2.00%) per annum; plus

                           (ii) the per annum percentage rate (rounded to the
                  nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the Bloomberg Rate, or if the Bloomberg Rate is not then available, the Applicable H.15 Rate, determined as of the date that is two (2) Business Days prior to such Payment Date.

                  Applicable H.15 - means, at any time, the United States Federal Reserve Statistical Release H.15(519) then most recently published and available to the public, or if such publication is not available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the reasonable judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

                  Applicable H.15 Rate - means, at any time, the then most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal. If no such United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two (2) then most current hypothetical United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  Bloomberg Rate - means the per annum yield reported on the Bloomberg Financial Markets System at 10:00 a.m. (New York time) on the second (2nd) Business Day preceding such Payment Date for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of such Prepaid Principal. Page USD shall be used as the source of such yields, or if not then available, such other screen available on the Bloomberg Financial Markets System as shall, in the opinion of the Required Holders, provide equivalent information.

                  Treasury Constant Maturity - has the meaning specified in the Applicable H.15.

                  Weighted Average Life to Maturity - means the number of years (calculated to the nearest one-twelfth (1/12th)) obtained by dividing the Remaining Dollar-Years of such Prepaid Principal by such Prepaid Principal, determined as of such Payment Date.

                  Remaining Dollar-Years - means the result obtained by:

                           (a) multiplying, in the case of each then remaining
                  scheduled payment of principal that would have been payable in respect of Prepaid Principal but is no longer payable as a result of the payment of such Prepaid Principal;

                                    (i) an amount equal to such scheduled
                           payment of principal; by

                                    (ii) the number of years (calculated to the
                           nearest one-twelfth) that will elapse between such Payment Date and the date such scheduled principal payment would be due if such Prepaid Principal had not been so prepaid; and

                           (b) calculating the sum of each of the products
                  obtained in the preceding subsection (a).

         SUBORDINATED DEBT - means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for the principal portion of Debt, interest, Prepayment Compensation Amount or otherwise (other than expenses contemplated to be paid pursuant to Section 10.6, Tax Reimbursement Amounts and similar indemnities), under or arising out of this Agreement or the Notes.

         SUBSIDIARY - means, at any time, each corporation, association, limited liability company or other business entity which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with GAAP at such time.

         SURVIVING CORPORATION - Section 4.1(a).

         SWAPS - means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0).

         TAX - Section 8.1(a).

         TAX AMOUNT - Section 8.1(b)(i)(A).

         TAX JURISDICTION - Section 8.1(a).

         TAX REIMBURSEMENT AMOUNT - Section 8.1(b)(i)(B).

         TRANSFER - means to sell, lease as lessor, transfer or otherwise dispose of any Property.

         US DOLLARS - Section 8.2(a).

         VIAD NOTE - means junior subordinated pay-in-kind note or notes of the Company, expressly subordinated to the Notes on terms acceptable to the Purchasers, issued to Viad Corp., a Delaware corporation, in connection with the acquisition by a Subsidiary of the Company of Greyhound Leisure Services Inc., a Florida corporation, in an aggregate original principal amount not exceeding Ten Million Dollars ($10,000,000), plus the amount of any notes issued as an adjustment to the purchase price paid in such acquisition.

         VOTING STOCK - means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). Except as otherwise provided, references herein to "Voting Stock" shall mean Voting Stock of the Company.

         YEAR 2000 COMPLIANT - means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Company's and the Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving dates on or after January 1, 2000.

         9.2      ACCOUNTING PRINCIPLES.

                  (a) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; provided, however, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

                  (b) CONSOLIDATION. Whenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

                  (c) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in The Wall Street Journal published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

         9.3      DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         9.4      SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                  (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

                  (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         9.5      GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF NEW YORK AS THE APPLICABLE INTEREST LAW.

10.      MISCELLANEOUS

         10.1     COMMUNICATIONS.

                  (a) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 2.1).

                  (b) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 10.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 10.7(c).

         10.2     REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by the Purchasers at the closing of their purchase of the Notes (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by the Company or any holder of Notes by means of any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this
Section 10.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

         10.3     SURVIVAL; ENTIRE AGREEMENT.

         All warranties, representations, certifications and covenants contained herein, in the Debt Securities Purchase Agreements or in any certificate or other instrument delivered hereunder shall be considered to have been relied upon by the other parties hereto and shall survive the delivery to the Purchasers of the Notes regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Debt Securities Purchase Agreements shall constitute warranties and representations hereunder. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between the Company and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         10.4     SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by the Purchasers or their respective successors or assigns. Anything contained in this Section 10.4 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes. For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); provided, however, that any such pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such Note in accordance with applicable law and informed the Company, in writing, of the same.

         10.5     AMENDMENT AND WAIVER.

                  (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding;

                           (i) change the amount or time of any prepayment or
                  payment of principal or Prepayment Compensation Amount or the rate or time of payment of interest;

                           (ii) amend or waive the provisions of Section 6.1,
                  Section 6.2, Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein;

                           (iii) amend or waive the definition of "Required
                  Holders" or otherwise amend the percentage of Notes required to be held by holders of Notes consenting to any action under this Agreement; or

                           (iv) amend or waive this Section 10.5 or amend or
                  waive any defined term to the extent used herein.

         The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

                  No amendment, supplement or modification of the provisions of
         Section 7, or any defined term to the extent used therein, shall be effective to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

                  (b)      SOLICITATION OF NOTEHOLDERS.

                           (i) SOLICITATION. Each holder of the Notes
                  (irrespective of the amount of Notes then owned by it) shall be provided by the Company with all material information provided by the Company to any other holder of Notes with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 10.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which such amendment or waiver becomes effective.

                           (ii) PAYMENT. The Company shall not, nor shall any
                  Subsidiary or Affiliate, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

                           (iii) SCOPE OF CONSENT. Any amendment or waiver made
                  pursuant to this Section 10.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

                  (c) BINDING EFFECT. Except as provided in Section 10.5(b)(iii), any amendment or waiver consented to as provided in this
         Section 10.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

         10.6     EXPENSES.

                  (a) AMENDMENTS AND WAIVERS. The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Financing Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

                  (b) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes, including, without limitation, in connection with inspections made pursuant to Section 5.4; provided, however, that at all other times inspections will be at the expense of the inspecting holder of Notes.

                  (c) COLLECTION. If the Company shall fail to pay when due any principal of, or Prepayment Compensation Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

         10.7     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

                  (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY

         RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                  (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                  (e) WAIVER OF IMMUNITY. TO THE EXTENT THAT THE COMPANY HAS OR ACQUIRES ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

         10.8     INDEMNIFICATION OF EACH HOLDER OF THE NOTES.

         From and at all times after the date of this Agreement, and in addition to all of the other rights and remedies of the holders of the Notes against the Company, the Company agrees to indemnify and hold harmless each of the holders of Notes and each such holder's directors, officers, employees, agents, investment advisors and affiliates against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against such holder or any such director, officer, employee, agent, investment advisor or affiliate, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder, whether or not such holder or any such director, officer, employee, agent, investment advisor or affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party or breach by such indemnified party of its own obligations under this Agreement. All of each indemnified party's foregoing losses, damages, costs and expenses shall be payable as and when incurred upon the demand of the indemnified party. The obligations of the Company and each holder's rights under this Section 10.8 shall survive the termination of this Agreement.

         10.9     EXECUTION IN COUNTERPART.

         This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      [Remainder of page intentionally blank. Next page is signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                  MIAMI CRUISELINE SERVICES
                                  HOLDINGS II B.V.



                                  By: /s/ Bradley Bloom
                                      ---------------------------------------
                                      Name: Bradley Bloom
                                      Title: Authorized Person


                                  NEW YORK LIFE INSURANCE COMPANY



                                  By: /s/ Adam G. Clemens
                                      ---------------------------------------
                                      Name: Adam G. Clemens
                                      Title: Managing Director


                                  THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY



                                  By: /s/ A. Kipp Koester
                                      ---------------------------------------
                                      Name: A. Kipp Koester
                                      Title: Its Authorized Representative


                                  AMERICAN HOME ASSURANCE COMPANY



                                  By: /s/ David B. Pinkerton
                                      ---------------------------------------
                                      Name: David B. Pinkerton
                                      Title: Vice President


                    [SIGNATURE PAGE to the NOTE AGREEMENT of
                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.]

                                                                    ATTACHMENT A

                                 [FORM OF NOTE]


                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.

              15% SENIOR SUBORDINATED NOTE DUE SEPTEMBER 15, 2006

No. R-__                                                        PPN: N5933# AA 0
US$_______                                                   __________ __, ____


         MIAMI CRUISELINE SERVICES HOLDINGS II B.V.(together with its successors, the "Company"), a besloten vennootschap met beperkte aansprakelijkheid(private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam, for value received, hereby promises to pay to ______or registered assigns the principal sum of ______ UNITED STATES DOLLARS (US$_________)on September 15, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of fifteen percent (15%) per annum, in arrears, semiannually on the fifteenth day of March and September in each year, commencing with the March 15 or September 15 next succeeding the date thereof, until the principal amount hereof shall become due and payable. Under certain circumstances, as specified in the Note Agreement (defined below), interest otherwise payable in cash hereunder may be capitalized and added to the principal hereof in the manner provided in the Note Agreement. The Company agrees to pay on demand interest on any overdue principal (including any overdue partial payment of principal) and overdue Prepayment Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at the Default Rate.

         Payments of principal, Prepayment Compensation Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Twenty-Five Million One Hundred Eighty-Eight Thousand Four Hundred Fifty-Two United States Dollars (US$25,188,452) pursuant to the Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement"), dated as of September 17, 1998, among the Company and the purchasers listed on Annex 1 thereto. The holder of this Note is entitled to the benefits of the Note Agreement. This Note is subject to the terms of the Note Agreement, and such terms are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

         As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Prepayment Compensation Amount and in other cases with a Prepayment Compensation Amount, on the terms and subject to the conditions set forth in the


                                 Attachment A-1

Note Agreement. The holder of this Note, on the terms and subject to the conditions set forth in the Note Agreement, may elect to have the Company prepay the entire principal amount of this Note (at a purchase price equal to one hundred one percent (101%) of the aggregate principal amount of this Note, together with all interest accrued and unpaid on the principal amount of this Note to the Change in Control Payment Date) in connection with a Change in Control. All of the principal of this Note (together with any applicable Prepayment Compensation Amount) may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Agreement.

         The holder of this Note is hereby authorized by the Company to record (in good faith) in its manual or data processing records the date and amount of each addition of capitalized interest to principal, and the date and amount of each repayment of such principal and each payment of interest on account of such outstanding principal. In the absence of manifest error, such records shall be conclusive as to the outstanding principal amount of this Note and the payment of interest accrued hereunder; provided, that the failure to make any such record entry with respect to any addition of capitalized interest to principal or any payment of principal or interest shall not limit or otherwise affect the obligations of the Company under this Note.

         This Note is a registered Note and is transferable only by surrender at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED TO THE SENIOR DEBT ON THE TERMS PROVIDED IN THE NOTE AGREEMENT.

         THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                     MIAMI CRUISELINE SERVICES
                                     HOLDINGS II B.V.



                                     By:____________________________

                                        Name:

                                        Title:


                                 Attachment A-2